                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                       Confidential, for Use of the Commission
                                       Only (as Permitted by Rule 14a-6(e)(2))



                                  OrCAD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4) Date Filed:

Notes:

                             [LOGO OF OrCAD, INC.]

                            9300 S.W. Nimbus Avenue
                              Beaverton, OR 97008
                                (503) 671-9500

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 4, 1999

                               ----------------

To the Stockholders of OrCAD, Inc.:

  NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of OrCAD, Inc. (the "Company") will be held on Friday, June 4, 1999, at 2:00 p.m., local time, at the Crowne Plaza, 14811 Kruse Oaks Blvd., Lake Oswego, Oregon 97035 for the following purposes:

  1. Election of Directors. To elect two directors, to hold office for a term of three years or until their successors are duly elected and qualified;

  2. Approval of Amendment to 1995 Stock Incentive Plan. To approve an amendment to the OrCAD, Inc. 1995 Stock Incentive Plan;

  3. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

  4. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors of the Company has fixed the close of business on April 7, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board,


                                          /s/ Michael F. Bosworth
                                          Michael F. Bosworth
                                          President, Chief Executive Officer
                                          and Chairman of the Board

Beaverton, Oregon
April 19, 1999

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  OrCAD, INC.

                            9300 S.W. Nimbus Avenue
                              Beaverton, OR 97008
                                (503) 671-9500

                               ----------------

                                PROXY STATEMENT
                                      For
                        ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On June 4, 1999

                               ----------------

                                 INTRODUCTION

General

  This Proxy Statement is being furnished to the stockholders of OrCAD, Inc., a Delaware corporation ("OrCAD" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of OrCAD common stock, par value $.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Stockholders to be held at 2:00 p.m. on Friday, June 4, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to elect two members of the Board of Directors, approve an amendment to the Company's Amended 1995 Stock Incentive Plan, ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1999, and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to stockholders of OrCAD on or about April 19, 1999.

Solicitation, Voting and Revocability of Proxies

  The Board of Directors has fixed the close of business on April 7, 1999, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 1,797 beneficial holders of the 9,273,896 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors, FOR approval of an amendment to the Company's 1995 Stock Incentive Plan, and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  A stockholder may revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, OrCAD, Inc., 9300 S.W. Nimbus Avenue, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if either of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

  The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be composed of not less than three and not more than nine directors. The Board of Directors has fixed the number of directors at six. The Company's directors are divided into three classes composed of two directors each. The term of office of only one class of directors expires each year, and their successors are elected for terms of three years, and until their successors are duly elected and qualified. There is no cumulative voting for election of directors.

Information as to Nominees and Continuing Directors

  The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at March 31, 1999, principal occupation or employment during the past five years, the periods during which he has served as a director of OrCAD and positions currently held with OrCAD.

                                            Director Expiration
                                        Age  Since    of Term   Positions Held With OrCAD
                                        --- -------- ---------- -------------------------
 Nominees:
 Richard P. Magnuson...................  43   1991      1999      Director
 James B. Moon.........................  53   1995      1999      Director
 Continuing Directors:
 Wolfram H. Blume......................  46   1998      2000      Director
 John C. Savage........................  51   1991      2000      Director
 Michael F. Bosworth...................  51   1991      2001      President, Chief
                                                                   Executive Officer and
                                                                   Chairman of the Board
 Stephen W. Director...................  55   1991      2001      Director

Nominees for Director

  Richard P. Magnuson. Mr. Magnuson has served as a member of the Board of Directors of the Company since September 1991. Since 1997, Mr. Magnuson has been a private venture capitalist. He served as General Partner of Menlo Ventures, a private venture capital firm, from 1982 to 1996. Mr. Magnuson serves as a director of two other public companies: Rogue Wave Software, Inc. and California Water Service Company. He also serves as a director of several privately-held companies.

  James B. Moon. Mr. Moon has served as a member of the Board of Directors of the Company since December 1995. Since February 1, 1999, Mr. Moon has served as an independent consultant to Protocol Systems, Inc. ("Protocol"). Mr. Moon served as the Chairman of the Board, President and the Chief Executive Officer of Protocol from 1987 through February 1998, and served as the President, Chief Technology Officer and a member of the Board of Directors of Protocol from February 1998 through August 1998. From August 1998 through December 1998, Mr. Moon served as Senior Vice President, Chief Technology Officer and a member of the Board of Directors of Protocol.

Continuing Directors

  Wolfram H. Blume. Mr. Blume has served as a member of the Board of Directors of the Company since February 1998. Since January 1998, he has served as Chief Technical Advisor to the Company. Mr. Blume served as Chairman of the Board, President, and Chief Executive Officer of MicroSim Corporation ("MicroSim") from July 1984 until January 1998. Prior to founding MicroSim in 1984, Mr. Blume spent six years as a member of the technical staff in the Advanced Development Group of Silicon Systems, Inc.

  John C. Savage. Mr. Savage has served as a member of the Board of Directors of the Company since September 1991. Since July 1998, Mr. Savage has served as Managing Director of Alliant Partners, an investment banking firm. From June 1990 through July 1998, Mr. Savage was Managing General Partner of Glenwood Capital Partners, L.P., and from 1995 through July 1998 was Managing Director of Redwood Partners, LLC; both are affiliated venture capital and investment banking firms. Mr. Savage also serves as a director of FileNet Corporation and Mattson Technology, Inc.

  Michael F. Bosworth. Mr. Bosworth was named Chairman of the Board of Directors in February 1997 and has served as President, Chief Executive Officer and a member of the Board of Directors of the Company since October 1991. From April 1986 through September 1991, he served as President and Chief Executive Officer of Context Corporation, initially a subsidiary of Mentor Graphics Corporation and later a division of Mentor Graphics Corporation.

  Stephen W. Director. Dr. Director has served as a member of the Board of Directors of the Company since January 1991. Dr. Director has served as the Dean of Engineering at the University of Michigan since July 1996. Dr. Director served as the Dean of the College of Engineering and U.A., and Helen Whitaker University Professor of Electrical and Computer Engineering at Carnegie Mellon University from July 1991 through June 1996. In 1982 he founded the SRC-CMU Research Center for Computer-Aided Design and served as its Director from 1982 to 1989. Dr. Director also serves on the Technical Advisory Boards of a number of EDA companies.

Board of Directors Committees and Nominations by Stockholders

  The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's Bylaws also permit stockholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice of nomination must also set forth certain information specified in Article II, Section 2.10 of the Company's Bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder.

  During 1998, the Company's Board of Directors held ten meetings. Each incumbent director attended more than 75% of (i) the aggregate of the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served during the period that he served. The Board of Directors has a standing Audit Committee which, during the fiscal year ended December 31, 1998, conducted one meeting. The members of the Audit Committee currently are Messrs. Savage and Magnuson. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. The Board of Directors also has a standing Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans.

During the fiscal year ended December 31, 1998, the Compensation Committee held three meetings. The members of the Compensation Committee currently are Messrs. Savage and Magnuson. There are no family relationships among any of the directors or executive officers of the Company.

Director Compensation

  The nonemployee members of the Company's Board of Directors received an annual fee of $5,000 for their service on the Board, as well as an additional fee of $1,000 for each Board meeting and $500 for each Board Committee meeting attended, and were reimbursed for out-of-pocket and travel expenses incurred in attending Board and Board Committee meetings. Effective March 1999, the annual fee paid to each nonemployee director for his service on the Board was increased to $10,000. Under the Company's 1995 Stock Option Plan for Nonemployee Directors, each person who becomes a nonemployee director automatically receives an initial option to purchase 20,000 shares of the Company's Common Stock at the time such person is first elected to the Board of Directors. Each nonemployee director automatically receives additional grants of options to purchase 5,000 shares after each annual meeting of stockholders, provided the nonemployee director continues to serve in that capacity. Options vest and become exercisable on the date of grant.

  The Board of Directors unanimously recommends that stockholders vote FOR the election of its nominees for director. If a quorum is present, the Company's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                  MANAGEMENT

Executive Officers

  The following table sets forth certain information with respect to the executive officers of the Company. Officers of the Company are elected by the Board of Directors and hold office until their successors are duly elected and qualified.

Name                     Age                             Position
----                     ---                             --------
Michael F. Bosworth..... 51   President, Chief Executive Officer and Chairman of the Board

P. David Bundy.......... 44   Vice President of Finance, Secretary and Chief Financial Officer

William E. Cibulsky..... 52   Senior Vice President of Worldwide Sales

Stuart A. Harrington.... 38   Vice President

Philip J. Kilcoin....... 42   Vice President of Product Operations

James M. Plymale........ 32   Vice President of Marketing

Graham K. Sheldon....... 35   Vice President of Operations

Donald G. Tannenbaum.... 50   Vice President of Integration and Development

Michael U. Wimbrow...... 46   Vice President of Product Development

  Information concerning the principal occupation of Mr. Bosworth is set forth under the heading "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

  P. David Bundy. Mr. Bundy has served as the Company's Vice President of Finance, Secretary and Chief Financial Officer since November 1991. Mr. Bundy served as Controller upon joining the Company in October 1989. Mr. Bundy also earlier served as Controller of Cadic, Inc., and in various financial capacities with Burroughs Corporation.

  William E. Cibulsky. Mr. Cibulsky has served as the Company's Senior Vice President of Worldwide Sales since March 1998. Prior to joining the Company, Mr. Cibulsky served as the Executive Vice President of Worldwide Sales for Falcon Systems from December 1996 to March 1998. From May 1994 to December 1996, Mr. Cibulsky was the Vice President of North American Sales and Vice President of International Sales for Quickturn Systems. From January 1990 to January 1994, Mr. Cibulsky was Vice President of Sales for Zycad Corporation.

  Stuart A. Harrington. Mr. Harrington has served as Vice President of the Company since December 1995, and has served as President of OrCAD Japan K.K. since December 1995. Mr. Harrington was a founder of Intelligent Systems, Japan and served as its President from 1990 through November 1995.

  Philip J. Kilcoin. Mr. Kilcoin has served as the Company's Vice President of Product Operations since February 1998. From June 1997 through February 1998, he served as the Company's Director of Product Marketing. Prior to joining the Company, Mr. Kilcoin served as a Group Manager at Mentor Graphics Corporation from 1994 through June 1997, and as a Product Marketing Manager at Mentor Graphics Corporation from 1991 through 1994.

  James M. Plymale. Mr. Plymale has served as the Company's Vice President of Marketing since October 1995. From June 1993 through October 1995, he served as the Company's Director of Product Marketing, and from March 1992 through June 1993, he served as the Company's Product Marketing Manager. From 1990 to March 1992, Mr. Plymale served in various capacities at Phase III Logic.

  Graham K. Sheldon. Mr. Sheldon has served as the Company's Vice President of Operations since February 1998. Prior to that, he was the Company's Director of Operations from October 1991 through February 1998, and from October 1989 through October 1991, he served as the Company's Manager of MIS and Operations.

  Donald G. Tannenbaum. Mr. Tannenbaum has served as the Company's Vice President of Integration and Development since September 1997. Prior to joining the Company, he served as senior consultant and one of three Principals of LionHeart Consulting, Inc. from 1987 to 1997. In this capacity, Mr. Tannenbaum specialized in partnering and assisting emerging businesses to develop through transitions and growth.

  Michael U. Wimbrow. Mr. Wimbrow has served as Vice President of Product Development of the Company since January 1998. Prior to joining the Company, Mr. Wimbrow served on the Board of Directors of MicroSim from April 1993 through January 1998, and served as MicroSim's Vice President of Planning and Product Support from June 1994 through January 1998. From 1987 to 1994,
Mr. Wimbrow served as a software developer with MicroSim.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

  The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal years ending December 31, 1996, 1997 and 1998.

                                                                    Long-term
                                                                   Compensation
                                                                   ------------
                                                                    Securities
                                                                    Underlying
                                            Annual Compensation       Stock
                                           -----------------------   Options     All Other
 Name and Principal Position               Year    Salary   Bonus    Granted    Compensation
 ---------------------------               ----   -------- ------- ------------ ------------
 Michael F. Bosworth.....................  1998   $187,022 $61,817    35,000      $ 43,933(1)
  President, Chief Executive Officer       1997    154,848  63,173    25,000         4,750(2)
  and Chairman of the Board                1996    149,972  46,667       --          5,806(2)

 William E. Cibulsky(3)..................  1998    105,000  51,959    60,000        34,892(4)
  Senior Vice President of Worldwide
   Sales                                   1997        --      --        --            --
                                           1996        --      --        --            --

 Stuart A. Harrington....................  1998    199,250     --        --         22,714(5)
  Vice President                           1997    177,968     --        --         27,695(5)
                                           1996    195,430     --        --         21,721(5)

 James M. Plymale........................  1998    136,452  25,672    25,000        33,876(6)
  Vice President of Marketing              1997    112,108  24,084    15,000         4,068(7)
                                           1996    104,972  17,065       --          3,356(7)

 Michael U. Wimbrow(8)...................  1998    144,686  15,277    40,000       195,431(9)
  Vice President of Product Development    1997        --      --        --            --
                                           1996        --      --        --            --

--------
(1) Represents matching contribution to the Company's 401(k) Plan of $4,800 on behalf of named executive officer, together with a one-time payment of $39,133 for accrued vacation as result of a change in the Company's vacation policy.

(2) Represents matching contribution to the Company's 401(k) Plan on behalf of named executive officer.

(3) Mr. Cibulsky became Senior Vice President of Worldwide Sales of the Company in March 1998.

(4) Represents matching contribution to the Company's 401(k) Plan of $3,232 on behalf of named executive officer, together with $27,420 paid in connection with certain relocation expenses, and a one-time payment of $4,240 for accrued vacation as a result of a change in the Company's vacation policy.

(5) Represents rent allowance paid on behalf of named executive officer.

(6) Represents matching contribution to the Company's 401(k) Plan of $4,800 on behalf of named executive officer, together with a one-time payment of $29,076 for accrued vacation as a result of a change in the Company's vacation policy.

(7) Represents matching contribution to the Company's 401(k) Plan on behalf of named executive officer.

(8) Mr. Wimbrow became Vice President of Product Development of the Company in January 1998.

(9) Represents extraordinary compensation to named executive officer of $161,222 as a result of the conversion of MicroSim stock options into shares of the Company's common stock in connection with the Company's merger with MicroSim in January 1998, together with a matching contribution to the Company's 401(k) Plan of $4,800 on behalf of named executive officer, and a one-time payment of $29,409 for accrued vacation comprised of (i) $11,686 as a result of a change in the Company's vacation policy, and (ii) $17,723 as a result of vacation accrued at MicroSim and paid in connection with the Company's merger with MicroSim.

Stock Options

  The following table sets forth information concerning options granted to the named executive officers during the year ended December 31, 1998 under the Company's 1995 Stock Incentive Plan.

                       Option Grants in Last Fiscal Year

                                                                       Potential
                                                                      Realizable
                                                                   Value at Assumed
                                                                    Annual Rates of
                                    Percent of                           Stock
                         Number of    Total                              Price
                         Securities  Options   Exercise            Appreciation for
                         Underlying Granted to  Price                Option Term(2)
                          Options   Employees    Per    Expiration -----------------
Name                     Granted(1)  in 1998    Share      Date       5%      10%
----                     ---------- ---------- -------- ---------- -------- --------
Michael F. Bosworth.....   35,000       5.9%    $9.31    02/24/08  $204,955 $519,505
William E. Cibulsky.....   60,000      10.1      9.50    03/16/08   358,440  908,460
Stuart A. Harrington....      --        --        --          --        --       --
James M. Plymale........   25,000       4.2      9.31    02/24/08   146,425  371,075
Michael U. Wimbrow......   40,000       6.7      8.63    01/20/08   216,960  549,840

--------
(1) Options granted in 1998 vest ratably over four years.

(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

  The following table provides information, with respect to the named executive officers, concerning the exercise of stock options during the year ended December 31, 1998, and unexercised options held as of December 31, 1998.

                         Option Exercises and Holdings

                                                Number of Securities      Value of Unexercised
                                               Underlying Unexercised         In-the-Money
                          Shares                     Options at                Options at
                         Acquired                 December 31, 1998       December 31, 1998(2)
                            On       Value    ------------------------- -------------------------
Name                     Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                     -------- ----------- ----------- ------------- ----------- -------------
Michael F. Bosworth.....    --          --      138,928      59,634      $733,142      $73,003
William E. Cibulsky.....    --          --       11,250      48,750           --           --
Stuart A. Harrington....    --          --          --          --            --           --
James M. Plymale........  2,500     $22,813      29,860      30,996        94,217       14,037
Michael U. Wimbrow......    --          --        9,167      30,833           --           --

--------
(1) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2) Represents the total gain which would be realized if all in-the-money options held at December 31, 1998 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of $7.563 per share at December 31, 1998. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

Executive Employment Agreements

  Effective September 17, 1998, the Company entered into employment agreements (the "Employment Agreements") with certain of its executive officers, including Michael F. Bosworth, William E. Cibulsky, Stuart A. Harrington, James M. Plymale and Michael U. Wimbrow. The Employment Agreements provide that if the employee resigns voluntarily or if the Company terminates such employee's employment for "Cause" (as defined in the Employment Agreements and described below), then the employee's salary and benefits will cease as of the effective date of such resignation or termination for Cause. The Employment Agreements also contain change of control provisions which provide that if the employee is terminated without Cause or if the employee resigns following a "Constructive Termination" (as defined in the Employment Agreements and described below) within a period beginning one month before the signing of a letter of intent or other definitive agreement which will result in a "Control Change" (as defined in the Employment Agreements and described below) of the Company and ending twelve months after the effective date of the Control Change, such employee will be entitled to (i) receive all benefits earned; (ii) continuation, for a period of three months for each year during which the employee has been employed by the Company (including employment with companies acquired by the Company), of employee's then current salary plus incentive compensation, up to a maximum of twelve months; and (iii) acceleration of the vesting of 25% of all stock options granted by the Company to such employee which are not exercisable as of the date of such termination for each year during which the employee has been employed by the Company (including employment with companies acquired by the Company), so that such options are then immediately exercisable. In addition, the Company will provide benefits for the salary continuation period. For purposes of the Employment Agreements, "Constructive Termination" includes (i) reassigning the employee to duties not reasonably considered of equivalent or greater responsibility, (ii) changing the employee's title to one not reasonably considered equivalent or greater, (iii) reducing the employee's overall compensation, or (iv) directing the employee to report to a level of management below the level to which the employee previously reported, all without the employee's advance written consent. For purposes of the Employment Agreements, "Control Change" includes (i) sale of substantially all of the Company's assets to, or (ii) acquisition of a majority of the Company's voting stock or entry into a voting or common control agreement covering a majority of the Company's voting stock by, an entity(ies) that is not controlled by or under common control with the entity(ies) who had majority ownership of the Company's voting stock and/or effective control of the Company prior to such sale, acquisition or voting agreement. For purposes of the Employment Agreements, "Cause" includes the employee's (i) conviction of a crime involving the Company's business, (ii) misappropriation of the Company's monies or assets, (iii) fraudulent conduct, and (iv) grossly negligent performance of, or willful failure to perform, employment duties.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the fiscal year ended December 31, 1998, the Compensation Committee was comprised of Messrs. Magnuson and Savage. Mr. Savage was a Principal and is a Managing Director of entities engaged by the Company to perform financial advisory services. See "Certain Transactions and Relationships." The Compensation Committee is responsible for establishing the compensation of Michael F. Bosworth, the Company's President and Chief Executive Officer, who also serves as the Chairman of the Board of Directors. Mr. Bosworth is responsible for reviewing the compensation levels of the Company's other executive officers and makes recommendations to the Compensation Committee regarding changes in compensation.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy

  The Compensation Committee is composed entirely of nonemployee, outside directors and is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers, and sets salary and bonus levels and option grants under the Company's 1995 Stock Incentive Plan. The objectives of the Compensation Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

Executive Compensation Components

  The key components of the Company's compensation program are base salary, quarterly and annual incentive awards and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

Base Salaries

  Base salaries for executive officers are based upon a review of salaries for similar positions requiring similar qualifications. In determining executive officer salaries, the Compensation Committee reviews recommendations from management which include information from salary surveys. Additionally, the Compensation Committee establishes both financial and operational based objectives and goals. These goals and objectives include sales and spending forecasts, along with published executive compensation literature for comparable sized companies. The Compensation Committee considers not only the performance evaluations of executive officers, but also reviews the financial condition of the Company in setting salaries. The Compensation Committee believes that executive officer base salaries for 1998 were reasonable as compared to amounts paid by companies of similar size in the software industry and located in the Pacific Northwest.

  The Compensation Committee annually assesses the performance and sets the salary of the Company's Chief Executive Officer, Michael F. Bosworth. Mr. Bosworth annually assesses the performance of all other executive officers and recommends salary increases to the Compensation Committee for review and approval.

Bonus Plan

  The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company operating income targets. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of certain executive officers' compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain operating income targets. For 1998, annual bonuses equal to 0% to 49% of base salaries were paid to executive officers based on the Company's achievement of such predetermined operating income targets.

Stock Options

  The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options under the Company's 1995 Stock Incentive Plan. Stock options are granted at the current market price and will only have value if the Company's stock price increases over the exercise price. The Compensation Committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Recommendations for option grants are based upon the relative position and responsibilities of each executive officer, expected contributions of each executive officer to the Company and previous option grants to such executive officers.

Chief Executive Officer Compensation

  Consistent with the executive compensation philosophy and components described above, the Compensation Committee determined the base salary, bonus and stock options received by Mr. Bosworth, the Chairman of the

Board, President and Chief Executive Officer of the Company, for services rendered in 1998. The Compensation Committee approved Mr. Bosworth's 1998 annual base salary of approximately $187,000, based on the salary survey data referred to above and compensation levels of President/Chief Executive Officers of comparable size companies in industries similar to the Company's and located in the Pacific Northwest. Mr. Bosworth received a bonus of approximately $62,000 based upon the Company's achievement of certain operating income targets predetermined by the Compensation Committee. In addition, options to purchase 35,000 shares of the Company's Common Stock at $9.31 per share were granted to Mr. Bosworth in 1998.

                                          COMPENSATION COMMITTEE

                                          John C. Savage
                                          Richard P. Magnuson

                            STOCK PERFORMANCE GRAPH

  The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index, and
(c) an industry-specific index. The Company's Common Stock began trading on the Nasdaq Stock Market on March 1, 1996. Accordingly, the following graph includes the required information from March 1, 1996 through the end of the last fiscal year (December 31, 1998). The broad-based market index used is the Nasdaq Composite Index and the industry-specific index used is the Dow Jones Software Index.

                        [PERFORMANCE GRAPH APPEARS HERE]

                          3/1/96     12/31/96    12/31/97    12/31/98
                          ------     --------    --------    --------
Company                    $100        $ 92        $ 71        $ 71
Nasdaq Composite           $100        $119        $145        $202
Dow Jones Software Index   $100        $127        $166        $298

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

  Based solely on its review of the copies of such reports received by it with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that except as set forth below all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1998. Jim Moon, a member of the Company's Board of Directors, failed to timely file his Form 4 for August 1998, in connection with a purchase of the Company's Common Stock in the open market.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

  The following is a description of certain transactions and relationships entered into or existing since January 1, 1998 between the Company and certain affiliated parties. The Company believes that the terms of such transactions were no less favorable to the Company than could have been obtained from an unaffiliated party.

  Alliant Partners ("Alliant") acted as the Company's financial advisor with respect to the Agreement and Plan of Reorganization dated September 20, 1998 by and among Summit Design, Inc. ("Summit"), Hood Acquisition Corp., a wholly-owned subsidiary of Summit, and the Company, and the proposed merger with Summit. Alliant provided the Company with a written opinion to the effect that the equity consideration to have been paid to the Company's stockholders pursuant to the Reorganization Agreement was fair to such stockholders from a financial point of view. Pursuant to an engagement letter dated August 13, 1998 with the Company, Alliant received a fee of $100,000 upon delivery of such written opinion. The Company also reimbursed Alliant for its out-of-pocket expenses, including reasonable legal and other expenses. In addition, the Company agreed to indemnify Alliant and any shareholders, directors, employees or contractors of Alliant, against any claim, liabilities or expenses relating or arising out of services provided by Alliant as financial advisor to the Company.

  John C. Savage was a Principal of Redwood Partners, LLC at the time of the Company's acquisition of MicroSim, and a Managing Director of Alliant at the time of Alliant's provision of financial advisory services to the Company. Mr. Savage has served as a member of the Company's Board of Directors since September 1991 and continues to so serve. As of April 7, 1999, Mr. Savage owned options to acquire 15,000 shares of the Company's Common Stock, and 23,524 shares of the Company's Common Stock.

             STOCK OWNED BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the ownership of the Common Stock as of April 7, 1999, with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's nominees for election as director, (iv) each of the Company's named executive officers, and (v) all directors and executive officers as a group.

                                                       Shares of   Percent of
                                                      Common Stock   Common
                                                      Beneficially    Stock
Name and Business Address                               Owned(1)   Outstanding
-------------------------                             ------------ -----------
Wolfram H. Blume.....................................  1,357,476      14.9%
 c/o OrCAD, Inc.
 16275 Laguna Canyon Drive
 Irvine, CA 92618

Kern Capital Management, LLC(2)......................    531,000       5.7
 114 West 47th Street, Suite 1926
 New York, NY 10036

The D3 Family Fund, L.P.(3)..........................    471,375       5.1
 19605 NE 8th Street
 Camas, WA 98607

Dalton, Greiner, Hartman, Maher & Co(4)..............    471,200       5.1
 1100 Fifth Avenue South, Suite 301
 Naples, FL 34102

FMR Corp.(5).........................................    468,700       5.1
 82 Devonshire Street
 Boston, MA 02109

Michael F. Bosworth..................................    221,583       2.4

Stephen W. Director..................................     34,428        *

William E. Cibulsky..................................     20,516        *

Stuart A. Harrington.................................    106,617       1.1

Richard P. Magnuson..................................     41,566        *

James B. Moon........................................     37,000        *

James M. Plymale.....................................     37,962        *

John C. Savage.......................................     38,524        *

Executive Officers and Directors as a group (14
 persons)............................................  2,071,056      21.3

--------
 *  less than one percent

(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from April 7, 1999 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 7, 1999, is as follows: Dr. Director -- 29,615; Mr. Savage -- 15,000;
    Mr. Magnuson --31,006; Mr. Moon -- 35,000; Mr. Bosworth -- 153,166; Mr.
    Cibulsky -- 19,374; Mr. Plymale -- 36,051; Mr. Harrington -- 0; Mr.
    Blume -- 25,000; and all directors and officers as a group-- 427,345. The table does not include shares subject to options that will be granted to Messrs. Blume, Director, Magnuson, Moon and Savage under the 1995 Stock Option Plan for Nonemployee Directors immediately after the Annual Meeting.

(2) This information as to beneficial ownership is based on a Schedule 13G filed by Kern Capital Management, LLC ("KCM"), Robert E. Kern Jr. and David
    G. Kern with the SEC on February 12, 1999. The Messrs. Kern are Principals and controlling members of KCM. The Schedule 13G states that, as of December 31, 1998, KCM had sole voting and sole dispositive power with respect to 531,000 shares of Common Stock. According to the Schedule 13 G, the Messrs. Kern may be deemed to share voting or dispositive power with respect to the 531,000 shares of Common Stock owned by KCM.

(3) This information as to beneficial ownership is based on a Schedule 13D filed with the SEC on March 12, 1999 by a group comprised of The D3 Family Fund, L.P. ("Family Fund"), Haredale, Ltd., Sharptown Limited, James Henry Hildebrandt, Toxford Corporation, David Nierenberg, and Florence Cies. David Nierenberg is President of Nierenberg Investment Management Company, the General Partner of the Family Fund. The Schedule 13D states that as of March 2, 1999, the Family Fund had sole voting and dispositive power with respect to 406,900 shares of Common Stock, and David Nierenberg had sole voting and dispositive power with respect to an aggregate of 64,475 shares of Common Stock beneficially owned by Haredale, Ltd., Sharptown Limited, James Henry Hildebrandt, Toxford Corporation, David Nierenberg and Florence Cies.

(4) This information as to beneficial ownership is based on a Schedule 13G filed by Dalton, Greiner, Hartman, Maher & Co with the SEC on February 1, 1999. The Schedule 13G states that, as of December 31, 1998, Dalton, Greiner, Hartman, Maher & Co had sole voting and sole dispositive power with respect to 471,200 shares of Common Stock.

(5) This information as to beneficial ownership is based on a Schedule 13G/A filed by FMR Corp., Edward C. Johnson 3rd, Chairman of FMR Corp. and Abigail P. Johnson, a director of FMR Corp. with the SEC on February 12, 1999. The Schedule 13G/A states that, as of December 31, 1998, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 468,700 shares of Common Stock owned by the Fidelity Low-Priced Stock Fund (the "Fund"), an investment company, as to which Fidelity serves as investment adviser. According to the
    Schedule 13G/A, each of Mr. Johnson and FMR Corp. (through its control of Fidelity), has sole power to dispose of the 468,700 shares of Common Stock owned by the Fund, however, neither Mr. Johnson nor FMR Corp. has sole power to vote or direct the voting of the 468,700 shares of Common Stock. Voting power resides in the Board of Trustees of Fidelity.

         APPROVAL OF AMENDMENT TO THE AMENDED 1995 STOCK INCENTIVE PLAN

  The Board of Directors is requesting that the Company's stockholders approve an amendment to the Company's Amended 1995 Stock Incentive Plan (the "1995 Plan") to increase the number of shares of Common Stock that are reserved for issuance under the 1995 Plan. A total of 2,000,000 shares of Common Stock have been reserved for issuance under the 1995 Plan. As of March 31, 1999, approximately 669,644 shares remained available for grant under the 1995 Plan. The Board of Directors believes that additional shares will be needed under the 1995 Plan to provide appropriate incentives to employees and others. Accordingly, the Board of Directors has approved an amendment to the 1995 Plan that would increase from 2,000,000 shares to 2,460,000 shares the number of shares of Common Stock that are reserved for issuance under the 1995 Plan.

  The purposes of the 1995 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentive to employees and consultants of the Company and to promote the success of the Company's business. In the high technology industry in which the Company competes, stock options are an integral part of the total compensation package. The Company's practice has been to grant stock options broadly throughout the organization to recognize key performers and to provide a link between employee and Company performance. To date more than 88% of employees have been issued stock option grants, with approximately 54% of the options granted to employees who are not officers of the Company.

  The Board considers it critical to be able to continue to offer stock incentives in order to attract and develop the talented, vital individuals who can contribute to the Company's growth and success in a very competitive environment. Doing so provides significant motivational and performance benefits by providing employees and consultants an ownership perspective, teamed with the appreciation that comes with growing the value of the Company. Equity participation is the most effective means for more closely aligning their interests with the long-range goals of the Company and its stockholders. Lack of stock incentives would put the Company at a serious disadvantage in recruiting and retaining key people. For these reasons, stockholders are encouraged to approve the amendment to the 1995 Plan. The following is a summary of the basic terms and provisions of the 1995 Plan.

  The 1995 Plan, which was originally approved by the Company's stockholders on December 15, 1995, and approved as currently amended on June 19, 1997, provides for grants of both "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under
Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company. Because the officers, directors and employees of the Company who may participate in the 1995 Plan and the amount of their options will be determined on a discretionary basis by the Compensation Committee or the full Board of Directors, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers, directors and employees. No employee may receive options under the 1995 Plan for more than 100,000 shares in any one fiscal year, except that options for up to an additional 100,000 shares may be granted in connection with a person's initial employment with the Company.

  The administration of the 1995 Plan has been delegated to the Compensation Committee. In addition to determining who will be granted options, the Committee has the authority and discretion to determine when options will be granted and the number of options to be granted and whether the options will be incentive stock options or non-qualified stock options. Only "employees" of the Company as that term is defined in the Code will be entitled to receive Incentive Stock Options. See "Federal Income Tax Consequences" below. The Compensation Committee may also determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the 1995 Plan. The Compensation Committee also may construe the 1995 Plan and the provisions in the instruments evidencing options granted under the 1995 Plan to employees and officer participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the 1995 Plan.

  The term of each option granted under the 1995 Plan will generally be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1995 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the three month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided by the Compensation Committee at the time an option is granted, no option granted under the 1995 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable at the date of death.

  The exercise price of incentive stock options granted under the 1995 Plan may not be less than the fair market value of a share of Common Stock on the date the option is granted. For non-qualified stock options, the exercise price may be less than, equal to, or greater than the fair market value of the Common Stock on the date of grant, provided that the Compensation Committee must specifically determine that any option grant at an exercise price less than fair market value is in the best interests of the Company. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock, such other consideration and method of payment permitted by applicable law or any combination of such methods of payment as permitted by the Compensation Committee. The Compensation Committee has the authority to reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the 1995 Plan provides for appropriate adjustments in the number of shares available for option and the number and option prices of shares subject to outstanding options.

  In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation, unless the Committee provides all option holders with the right to immediately exercise all of their options, whether vested or unvested. In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In such a situation, the Committee is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

  The 1995 Plan will continue in effect until December 1, 2005, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1995 Plan at any time. Amendments to the 1995 Plan must be approved by stockholders if required by applicable tax, securities or other law or regulation.

  The issuance of shares of Common Stock upon the exercise of options is subject to registration with the SEC of the shares reserved by the Company under the 1995 Plan.

Federal Income Tax Consequences

  The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

  Incentive Stock Options. Certain options authorized to be granted under the 1995 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realized ordinary income.

  Non-qualified Stock Options. Certain options authorized to be granted under the 1995 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1995 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired through the exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

  Consequences to the Company. The Company recognizes no deduction at the time of grant or exercise of an incentive stock option. The Company will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of grant. The Company also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares acquired through the exercise of an incentive stock option.

  For the reasons discussed above, the Board recommends a vote FOR approval of the amendment to the Company's 1995 Stock Incentive Plan. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal.

  The Board of Directors unanimously recommends that stockholders vote FOR this proposal.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed KPMG Peat Marwick LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1999, subject to ratification of such appointment by the Company's stockholders.

  Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 1999. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.

  A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. KPMG Peat Marwick LLP were the Company's independent auditors for the fiscal year ended December 31, 1998.

  The Board of Directors unanimously recommends that stockholders vote FOR this proposal. If a quorum is present, this proposal will be approved if the votes cast by the stockholders entitled to vote favoring the ratification exceeds the votes cast opposing the ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal.

                 DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Any stockholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2000 annual meeting of stockholders must be received by the Company not later than December 22, 1999, pursuant to the proxy soliciting regulations of the SEC. In addition, the Company's Bylaws require that notice of stockholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, stockholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the stockholders at the 1999 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                             COST OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection. The Company has retained Allen Nelson & Co., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $4,000 plus reimbursement of reasonable expenses.

                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for the year ended December 31, 1998 with the SEC. The Company's Annual Report on Form 10-K, and other reports filed by the Company with the SEC may be obtained through the SEC's Web site (http://www.sec.gov). Stockholders may obtain a copy of the Form 10-K (without exhibits) by writing to Secretary, OrCAD, Inc., 9300 S.W. Nimbus Avenue, Beaverton, Oregon 97008.

                                          By Order of the Board of Directors


                                          /s/ Michael F. Bosworth
                                          Michael F. Bosworth
                                          President, Chief Executive Officer
                                          and Chairman of the Board

Beaverton, Oregon
April 19, 1999

                                  OrCAD, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of OrCAD, Inc., a Delaware corporation (the "Company"), hereby appoints Michael F. Bosworth and P. David Bundy, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 2:00 p.m. local time, on Friday, June 4, 1999 at the Crowne Plaza, 14811 Kruse Oaks Blvd., Lake Oswego, Oregon 97035, and any adjournments or postponements thereof upon the matters listed herein.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTED IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.
The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

                         (Continued, and to be signed and dated on reverse side)

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                                                                 Please mark [X]
                                                                  your votes
                                                                as indicated

                                   FOR the nominees        WITHHOLD AUTHORITY
                                 listed below (except   to vote for all nominees
                                 as indicated below)          listed below.

1. Election of two members to            [_]                       [_]
   the Company's Board of Directors
   as nominated below:

   Richard P. Magnuson

   James B. Moon

   Instruction: To withhold authority to vote for any nominee write that nominee's name(s) in this space:

   _________________________________________________________________

                                                           FOR  AGAINST ABSTAIN
2. Approval of an amendment to the Company's 1995 Stock    [_]    [_]     [_]
   Incentive Plan.

3. Ratification of appointment of auditors.                [_]    [_]     [_]


4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

_______________________________________________________________________________
Typed or Printed Name(s)

_______________________________________________________________________________
Authorized Signature

_______________________________________________________________________________
Title or Authority, If Applicable

_______________________________________________________________________________
Date

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE